UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2005

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

000-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1118 East Green Street, Pasadena , California 91106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 792-5549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 14, 2005, Dr. Leon Ekchian will become president of the Company and will be responsible for the day-to-day operations as well as strategic planning as Arrowhead launches new companies and obtains key intellectual property. Mr. Stewart, who has held the position of president of the Company since its founding, will remain actively involved in the Company as its Chief Executive Officer and Chairman of the Board of Directors.

Prior to joining the Company as president, Dr. Ekchian served as president and chief executive officer of Litex Inc., a Lockheed Martin spin-off focused on the commercialization of advanced electronic automotive technologies. Dr. Ekchian holds a MBA from the University of California, Los Angeles and a PhD from the Massachusetts Institute of Technology.

The Company’s press release announcing the Dr. Ekchian’s appointment is attached as Exhibit 99.1 to this report.

Item 9.01	Exhibits

The following exhibits are filed with this report.

99.1	Copy of Press Release, dated November 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2005

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley, Chief Financial Officer